SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 1996 GOVERNMENT TRUST PH-1
(Exact name of registrant as specified in its charter or other governing instrument)

State or other jurisdiction of incorporation:
          New York
Commission File Number:
          0-19553
IRS Employer Identification No.:
          13-6982194


c/o Chase Manhattan Bank
(formerly Chemical Bank)
Corporate Trustee Administration Department
450 West 33rd Street
New York, New York 10001

Registrant's telephone number, including area code :   (212) 946- 8608

Item 1. Changes in Control of Registrant.

Not Applicable.

Item  2. Acquisition or Disposition of Assets.

None.

Item  3. Bankruptcy or Receivership.

None.

Item  4. Changes in Registrant's Certifying Accountant.

No Change

Item  5. Other Events.

Semiannual Report to Holders pursuant to the Trust's Declaration of Trust dated as of September 20, 1991. (Attached as Exhibit A) .

No other reportable events.

Item  6. Resignations of Registrant's Directors.

Not  Applicable.

Item  7. Financial Statements, Pro Forma Financial Information and Exhibits

Not Applicable.

Exhibits


Semiannual  Report  to  Holders  attached  hereto  as  Exhibit  A .

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
thereunto duly authorized.

Government Trust G-1

Date :   August 30, 1996
By:_________Dennis Kildea____________
                        Trust Officer

Exhibit A

CHASE MANHATTAN BANK
450 West 33rd Street
New York, New York  10001

Trustee's Semiannual Report

To the Holders of

Government Trust PH-1 7.50% Current Coupon Certificates
(Republic of the Philippines FMS Refinancing)

and

Defense Security Assistance Agency
The Pentagon
Washington, DC  20301-2800
Attention of the Comptroller, DSAA


I. On August 15, 1996, the aggregate amount distributed to the Holders was $981,375.00. The portions thereof allocable to principal and interest payments on the Related Note(s) was $882,375.00 and to payments from the Securities Trust was $99,000.00.

II. The aggregate initial Amount of Certificates issued by such Trust and remaining outstanding after such distribution is $26,170,000.00.

III. The unpaid principal amount of the Related Note(s) following such distribution is $26,170,440.18.

IV. The sum of the amount referred to in (I) above, plus the amount paid to the Trustee in respect of the Trustee's fees and expenses was less than the sum of ninety percent (90%) of the amount required to have been paid by the Borrower on the Related Note(s) on the immediately preceding Note Payment Date plus the payment received by the Trustee from the related Securities Trust in respect of such Certificate Payment Date in the amount of $811.92.

No Payment Default has occurred and is continuing since our previous report.

To the best of my knowledge and belief, this Semiannual Report is complete and accurate.


By:      ___Dennis Kildea___
                   Trust Officer

Report dated as of August 15, 1996
(Tax ID No. 13-6982194)